AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            IVES HEALTH COMPANY, INC.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     The undersigned, Ives Health Company, Inc. ("Corporation"), an Oklahoma corporation, for the purpose of adopting this Amended and Restated Certificate of Incorporation pursuant to Section 1080 of the Oklahoma General Corporation Act (the "Act"), hereby certifies:

     1. The name of the Corporation is Ives Health Company, Inc.

     2. The name under which the Corporation was originally incorporated is Ives Health Company, Inc.

     3. The original Certificate of Incorporation of the Corporation was filed with the Oklahoma Secretary of State on June 16, 1993 and amended on October 25, 1993, September 25, 1995 and September 3, 1996.

     4. The amendments effected by this Amended and Restated Certificate of Incorporation is to change the name of the corporation to Ives Health Company, Inc.

     5. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the Act, and restates, integrates and amends the Certificate of Incorporation.

     6. The Amended and Restated Certificate of Incorporation of Ives Health Company, Inc., as amended hereby, is restated in its entirety as follows: